Exhibit 10.1

STOCK PURCHASE AGREEMENT

By and Among

AGILE THERAPEUTICS, INC.

and

THE PURCHASERS NAMED HEREIN

Dated as of March 4, 2019

i

TABLE OF CONTENTS

(continued)

ii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of March 4, 2019, among Agile Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto and listed on the Schedule of Purchasers attached hereto as Exhibit A (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, approximately $7,836,877.50 worth of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an aggregate purchase price per Purchaser as set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Subscription Amount”, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Benefit Plan” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company for the benefit of current or former employees or directors of the Company and all employee agreements providing compensation, vacation, severance or other benefits to any current or former officer or employee of the Company.

“Board of Directors” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Morgan, Lewis & Bockius LLP, with offices located at 502 Carnegie Center, Princeton, NJ 08540.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the U.S. Federal Food, Drug and Cosmetic Act.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Insolvent” means the inability to pay the Company’s obligations as they come due.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Per Share” means $0.93, which is at least equal to the lower of (i) the closing price per share of Common Stock (as reflected on Nasdaq.com) as of the close of the Trading Day immediately prior to the execution of this Agreement; or (ii) the average closing price per share of the Common Stock (as reflected on Nasdaq.com) for the five Trading Days immediately prior to the execution of this Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Shares” means the Shares issued to the Purchasers at the Closing, including, any shares of Common Stock paid, issued or distributed in respect of any such Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or issued in exchange for or in replacement of the Shares, or otherwise, but excluding all other shares of Common Stock acquired prior to or after the Closing Date; provided, however, that

Shares will not be “Registrable Shares” (A) after the Shares have been sold pursuant to an effective registration statement or in compliance with Rule 144 or other exemptions from registration or (B) when such Shares, in the opinion of Purchaser’s counsel satisfactory to the Company, are eligible for resale pursuant to Rule 144(b)(1)(i), such that the Shares can be resold by the Purchaser as a non-affiliate that has held such securities for at least one year.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A attached hereto.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market.

“Transfer Agent” means Broadridge Corporate Issuer Solutions.

“VWAP” means, for any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Purchasers of a majority in interest of the Shares then outstanding. If the Company and such Purchasers are unable to agree upon the fair market value of such security, the fair market value shall be determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II
PURCHASE AND SALE

2.1                               Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Purchaser, severally and not jointly, will purchase, the number of shares of Common Stock (the “Shares”) set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto, at the Price Per Share (the “Closing”).  Subject to the conditions set forth in this Article II, the Closing will be held on the Closing Date (as defined below) at the offices of Company Counsel, or at such other time and place (including electronic exchange of signatures) as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Shares.

2.2                               Payment.  At the Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds, in accordance with wire instructions provided to the Purchasers by the Company, an amount equal to such Purchaser’s Subscription Amount set forth opposite its name on Exhibit A attached hereto and the Company shall deliver to each Purchaser the number of Shares purchased by such Purchaser, and the Company shall instruct the Transfer Agent to register such issuance at the time of such issuance.

2.3                               Closing Date.  The Closing will take place on the Trading Day on which all of the documents to be delivered pursuant to Section 2.4 below have been executed and delivered by the applicable parties thereto, and all conditions precedent to the applicable parties’ obligations hereunder as set forth in Section 2.5 below, have been satisfied or waived, but in no event later than the third Trading Day following the date of this Agreement (the “Closing Date”).

2.4                               Closing Deliverables.

(a)                                 Company Deliverables.  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, via book entry to the applicable balance account, a number of Shares equal to such Purchaser’s Subscription Amount divided by the Price Per Share, registered in the name of such Purchaser;

(iii)                               a compliance certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (i), (ii), and (iv) of Section 2.5(b) have been satisfied;

(iv)                              a certificate of the Company’s Secretary certifying as to (A) the Company’s certificate of incorporation and bylaws, (B) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (C) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, dated a date within five (5) days before the Closing Date; and

(v)                                 such other information, certificates and documents as the Purchasers may reasonably request.

(b)                                 Purchaser Deliverables.  On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser; and

(ii)                                  such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company.

2.5                               Closing Conditions.

(a)                                 Conditions Precedent to each Party’s Obligations.  The obligations of the Company and each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

(b)                                 Conditions Precedent to each Purchaser’s Obligations.  The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)                               the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any market or exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

(c)                                  Conditions Precedent to the Company’s Obligations.  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)                                  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)                               the delivery by each Purchaser of the items set forth in Section 2.4(b) of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Purchaser:

(a)                                 Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the SEC Reports (as defined below).  The Company is not in violation nor default of any of the provisions of its certificate of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets (including intangible assets), business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no subsidiaries.

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)                                 Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the

Company of this Agreement, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or application(s) to the Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)                                  Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in this Agreement.

(f)                                   Capitalization.  The authorized capital of the Company consists of: (i) 150,000,000 shares of Common Stock of which, as of the date of this Agreement, (x) 34,787,633 shares are issued and outstanding and (y) 9,454,803 shares are reserved for issuance pursuant to the Company’s stock incentive plan, of which (1) 7,427,956 shares are issuable upon the exercise of stock options outstanding and (2) 393,750 shares are issuable upon the vesting of performance restricted stock units on the date hereof and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as a result of the purchase and sale of the Shares or as set forth in SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.  Except as set forth in SEC Reports, there are no stockholders agreements, voting agreements or other agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)                                  SEC Filings; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, and expects to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied in all material respects with the requirements of the Securities Act and did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (the registration statements, amendments and prospectuses referred to in this section, together with the SEC Reports, the “SEC Filings”).  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date hereof, there are no disagreements between the Company and its independent accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure relating to the Company’s audit or otherwise that, if not resolved to the satisfaction of the accounting firm, would result in the accounting firm referencing such disagreement in its audit report for such fiscal year.

(h)                                 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically set forth in a subsequent SEC Report filed at least two (2) Trading Days prior to the date hereof (and upon written notice to the Purchasers by the Company of such filing): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (b) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plan, (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject, and (vii) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, prospects or operations of the Company from that reflected in the latest financial statements contained in the SEC Reports except changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws if the Company were publicly offering securities pursuant to an effective registration statement under the Securities Act at the time this representation is made or deemed made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made (and upon written notice to the Purchasers by the Company of such filing). The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(i)                                     Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in SEC Reports, neither the Company, nor any director or officer of the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or, to the Company’s knowledge, any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j)                                    Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to any collective bargaining agreement, and the Company believes that its relationships with its employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)                                 Compliance.  The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)                                     Regulatory Permits.  The Company possesses all certificates, licenses, approvals, consents, waivers, clearances, exemptions, notices, registrations, and permits or other authorizations of, or similar rights issued by or obtained from or of, the FDA and other appropriate Governmental.  Authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and

the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)                             Environmental Matters.  The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business.  To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability.  There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(n)                                 Title to Assets.  Except as set forth in SEC Reports, the Company has good and marketable title in all personal property owned by the Company that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  The Company does not own any real property. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company are in compliance.

(o)                                 Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 FDA and Regulatory Matters.

(i)                                     Except as set forth in the SEC Reports, the Company has no knowledge of any actual or threatened material enforcement action or investigation by the FDA or any other Governmental Authority in respect of the Company or any Company product candidates.  The Company has no knowledge or reason to believe that the FDA or any Governmental Authority is considering such action.  The operation of the business of the Company, including the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing, sales, and distribution of the Company’s product candidates is, and at all times has been, in material compliance with all applicable laws and permits.

(ii)                                  All material reports, documents, claims, permits and notices required to be filed with, maintained for or furnished to the FDA or any Governmental Authority have been so filed, maintained or furnished by the Company.  All such reports, documents, claims, permits and notices filed with, maintained for or furnished to the FDA or any Governmental Authority in respect of the Company and Company product candidates were complete and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing), such that no liability exists with respect to such filing, and remain complete and accurate.

(iii)                               Except as set forth in the SEC Reports, the Company has not, and to the knowledge of the Company no third party (in so far as it relates to Company product candidates) has, received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other correspondence or notice from the FDA or any Governmental Authority: (i) alleging or asserting material noncompliance with any applicable laws or permits or (ii) materially contesting the pre-market clearance or approval of, the uses of or the labeling or promotion of any of the Company’s product candidates (each a “Government Notice”). The Company has no knowledge or reason to believe that the FDA or any Governmental Authority is considering providing or otherwise issuing any such Government Notice.  Except as disclosed in the SEC Reports, the Company has not received from the FDA or any Governmental Authority any correspondence concerning the Company product candidates in which the FDA or Governmental Authority alleges or asserts that any Company product candidates may not be safe, effective, or approvable, and to the Company’s knowledge the FDA and Governmental Authorities are not considering any such action.

(iv)                              Each of the Company’s product candidates subject to the FDCA that has been developed, manufactured, tested or distributed by or on behalf of the Company is being or has been developed, manufactured, tested or distributed in compliance with all material applicable requirements under the

FDCA and comparable laws in any non-U.S. jurisdiction, including those relating to investigational use, pre-market clearance or approval, licensing of drugs and medical devices and biologics, registration and listing, good manufacturing practices, labeling, advertising, record keeping and filing of required reports.

(v)                                 The preclinical tests and clinical trials conducted by the Company, and to the knowledge of the Company the clinical trials conducted by third parties, in each case described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with protocols and procedures filed with the appropriate regulatory authorities for each such trial; each description of the results of such preclinical tests and clinical trials contained in the SEC Reports is accurate and complete in all material respects and fairly presents the data derived from such preclinical tests and clinical trials, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports.

(vi)                              None of the Company, the Company’s employees and agents or, to the knowledge of the Company, any third party engaged by the Company for contract research, contract manufacturing, consulting or other collaboration services with respect to Company products candidates, has been debarred, excluded, suspended or otherwise determined to be ineligible to participate in any health care programs of any Governmental Authority, including the FDA, or convicted of any crime related to any such health care programs, or, to the knowledge of the Company, engaged in any conduct, in each case that has resulted, or would reasonably be expected to result, in any such debarment, exclusion, suspension or ineligibility.

(q)                                 Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)                                    Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or as contemplated by this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of

$120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock incentive plan of the Company.

(s)            Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.  The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and has taken advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. The Company has taken the exemption from auditor attestation on the effectiveness of its internal controls over financial reporting as permitted under the JOBS Act. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(t)            Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in SEC Reports, the Company has not received any further notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market.  The issuance of the Shares hereunder does not contravene the rules of the Trading Market.

(x)           Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(y)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Trading Market.

(z)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb)         Compliance with Rule 506.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Shares to the Purchasers pursuant to this Agreement.  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Purchaser’s representations and warranties.  The Company has furnished to each Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to the Purchasers under Rule 506(e).  Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

(cc)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         Accountants.  The Company’s independent registered public accounting firm is Ernst & Young LLP.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2018.

(ee)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ff)          Stock Incentive Plan. Each stock option granted by the Company under the Company’s stock incentive plan was granted (i) in accordance with the terms of the Company’s stock incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock incentive plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

(gg)         Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)         Bank Holding Company Act.  The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(ii)           Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)           ERISA.  Each Benefit Plan has been maintained and administered in compliance with its terms and with applicable law, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company does not maintain or contribute to any plan or arrangement which provides retiree medical or retiree welfare benefits, except as required by applicable law.  The Company maintains no Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.  The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable law or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement.

(kk)         Acknowledgement.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, severally and not jointly, hereby represents and warrants as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  If the Purchaser(s) is a corporation, trust, partnership or other entity that is not an individual person, it has not been organized for the specific purpose of purchasing the Shares and is not prohibited from doing so.

(b)           Own Account.  Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the

Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Reliance on Exemptions.  Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f)            General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other general solicitation or general advertisement.

(g)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h)           No Legal Advice From the Company.  Such Purchaser acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  Such Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(i)            Regulation M.  Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(j)            Ownership.  Assuming the accuracy of the Company’s representations and warranties set forth in Section 3.1(f), such Purchaser will not own more than 19.9% of the Common Stock immediately following the Closing.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)           The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate evidencing the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(c)           Certificates evidencing the Shares shall not be required to contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following a sale of the Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(d)           The Company agrees that following such time as the legend is no longer required under Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Transfer Agent of a (i) certificate representing Shares issued with a restrictive legend if such Shares are certificated, or (ii) written notice requesting the removal of any restrictive legend from the entry in the applicable balance account evidencing such Shares, as the case may be, (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser such Shares, free from all restrictive and other legends, by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Shares are delivered without a legend.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.1(d) are referred to herein as “Legend Removal Failure Payments.”  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver any Shares as required by this Section 4.1, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2          Furnishing of Information; Public Information.

(a)           Until the time that no Purchaser owns Shares, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold by a purchaser without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for such Purchaser to transfer the Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c)           Notwithstanding anything to the contrary herein, the aggregate amount of Public Information Payments and Legend Removal Failure payments due hereunder to any particular Purchaser shall not exceed six percent (6.0%) of the aggregate Subscription Amount of such Purchaser’s Shares.

4.3          Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under this Agreement, including, without limitation, its obligation to issue the Shares pursuant to this Agreement, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4          Integration.  Each Purchaser understands that the Company may issue additional securities after the date hereof; provided, however, that the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5          Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall, within four (4) Trading Days following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.6          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement among the Company and the Purchasers.

4.7          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser that is not affiliated with a member of the Board of Directors, or such Purchaser’s agents or counsel, with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser that is not affiliated with a member of the Board of Directors shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes and shall not use such proceeds for: (a) the redemption of any Common Stock or Common Stock Equivalents, (b) the settlement of any outstanding litigation or (c) in violation of the Money Laundering Laws or OFAC regulations.

4.9          Indemnification of Purchasers.  The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur due to a claim by a third party as a result of or relating to any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties entitled to indemnification hereunder.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company and any liabilities that the Company may be subject to pursuant to law.  The Company will have the exclusive right to settle any claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Purchaser Party, which will not be unreasonably withheld or delayed; provided, however, that such consent shall not be required if the settlement includes a full and unconditional release satisfactory to the Purchaser Party from all liability arising or that may arise out of such claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Purchaser Party.

4.10        Listing of Common Stock.  The Company shall have submitted a Listing of Additional Shares Notification Form to the Trading Market and shall have received no objection thereto.  The Company shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.11        Equal Treatment of Purchasers.  No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

4.12        Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 and (iii) no Purchaser shall have any duty of confidentiality to the Company after the issuance of the initial press release as described in Section 4.5.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.13        Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14        Registration Rights.  The Company covenants and agrees as follows:

(a)           Within 60 days following a written request to the Company by the Purchasers holding at least fifty percent (50%) of the Registrable Shares then outstanding, or such earlier time as the Company in its sole discretion may agree in writing, the Company shall file a prospectus supplement or a registration statement to register the resale of the Registrable Shares on a Form S-3 registration statement, or Form S-1 registration statement if the Company is not eligible to use Form S-3, under the Securities Act and shall use commercially reasonable efforts to have such registration statement declared effective.  The Purchasers shall provide any information reasonably requested by the Company to be included in such registration statement.  The Company shall maintain the effectiveness of such registration statement for a period to terminate upon the earliest of (i) two (2) years following the effectiveness of such registration statement, (ii) the date on which all Registrable Shares covered by such registration statement have been sold and (iii) the date on which all such Registrable Shares covered by such registration statement may be sold pursuant to Rule 144(b)(1)(i), such that the Shares can be resold by the Purchaser as a non-affiliate that has held such securities for at least one year.

(b)           Notwithstanding the obligations in Section 4.14(a), if the Company furnishes to the Purchasers requesting a registration pursuant to this Section 4.14 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Purchasers is given.

(c)           All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 4.14, including all registration, filing and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All (i) underwriting discounts and selling commission, but only to the extent that the Subscriber intends to distribute the Registrable Shares by means of an underwriting, (ii) fees and disbursements of counsel for the Purchasers and (iii) transfer taxes incurred in connection with the sale of any Shares by any Purchaser (collectively “Selling Expenses”) shall be borne by the Purchasers.  For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations pursuant to this Section 4.14.

(d)           To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, and its partners, members, officers and directors (collectively, “Purchaser Indemnified Parties”), against any loss, damage, claim or liability (joint or several) insofar as such loss, damage, claim or liability arises out of and is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company registering the resale of the Registrable Shares, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) an omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 4.14(d) shall not apply (i) to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, (ii) any Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Purchaser Indemnified Party expressly for use in connection with such registration or (iii) to the extent it is judicially determined that any Purchaser Indemnified Party is not entitled to indemnification hereunder.

(e)           To the extent permitted by law, each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and its partners, members, officers and directors (collectively, “Company Indemnified Parties”), against any loss, damage, claim or liability (joint or several) insofar as such loss, damage, claim or liability arises out of and is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company registering the resale of the Registrable Shares, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) an omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case, only to the extent such untrue statement or omission is contained in any information furnished to the Company by such Purchaser specifically for inclusion in such registration statement; provided, however, that the indemnity agreement contained in this Section 4.14(e) shall not apply (i) to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld, or (ii) to the extent it is judicially determined that any Company Indemnified Party is not entitled to indemnification hereunder.

(f)            Any person entitled to indemnification pursuant to this Section 4.14 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(g)           If for any reason the indemnification provided for in this Section 4.14 is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1          Fees and Expenses.  Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.2          Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)  Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority in interest, or the right to acquire a majority in interest, of the Shares sold pursuant to this Agreement then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Purchasers.”

5.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8          Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9          Survival.  Notwithstanding any investigation made by any party to this Agreement, the representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

5.10        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12        Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement.  The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.15        Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	AGILE THERAPEUTICS, INC.	Address for Notice:
101 Poor Farm Road
Princeton, New Jersey 08540
By:	/s/ Al Altomari	Fax: (609) 683-1855
Name: Al Altomari
Title: Chairman and Chief Executive Officer
With a copy to (which shall not constitute notice):
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
Attn: Steven Cohen
Fax: (609) 919-6701

[PURCHASER SIGNATURE PAGES TO AGRX STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Perceptive Life Sciences Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Joseph Edelman

Name of Authorized Signatory: Joseph Edelman

Title of Authorized Signatory: Managing Member of the Investment Manager

Email Address of Authorized Signatory: accounting@perceptivelife.com

Facsimile Number of Authorized Signatory: 646-205-5301

Address for Notice of Purchaser:

Perceptive Advisors, LLC

51 Astor Place — 10th Floor

New York, NY 10003

Address for Delivery of Direct Registration System statement for Purchaser (if not same as address for notice):

SUBSCRIPTION AMOUNT:  $7,836,877.50

NUMBER OF SHARES: 8,426,750

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

EXHIBIT A

SCHEDULE OF PURCHASER

Name and Address of Purchaser	Number of Shares Purchased	Subscription Amount
Perceptive Life Sciences Master Fund, Ltd.	8,426,750	$7,836,877.50
51 Astor Place — 10th Floor
New York, NY 10003
TOTAL	8,426,750	$7,836,877.50